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                                                                   EXHIBIT 23(a)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement Form S-8 pertaining to the ValuJet, Inc. 1994 Employee Stock Trust and to the incorporation by reference therein of our report dated February 10, 1997, except for Note 4 as to which the date is March 27, 1997, with respect to the consolidated financial statements and schedule of ValuJet, Inc. included in its Annual Report (Form 10-K) for the end year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP


Atlanta, Georgia
August 12, 1997